MANAGEMENT TECHNOLOGIES, INC.
                                630 THIRD AVENUE
                            NEW YORK, NEW YORK 10017





                                   December 15, 1995



Israel Trading Fund Ltd.
50 Broad Street
New York, N.Y.  10017

Gentlemen:

          This letter will confirm the understanding between Management Technologies, Inc. (the `Company'') and certain investors represented by Israel Trading Fund Ltd. (hereinafter referred to as `Investors'') in connection with the subscription and purchase by Investors of a series of Company's 9% Subordinate Convertible Debentures (hereinafter referred to in the aggregate as `Debentures'' or individually as ``Series A, B, C or D Debentures'' as applicable) totaling up to $6,000,000 in an offering pursuant to Regulation S under the Securities Act of 1933 (`Securities Act'') upon the following terms and conditions (this letter is hereinafter referred to as the `Agreement''):

     Series A Debentures
     -------------------


1. On or prior to December 15, 1995 Investors shall enter into one or more subscription agreements to purchase an aggregate of $6,000,000 of Company's Debentures and shall close on the purchase of $1,250,000 of Series A Debentures. 100% of the principal amount and accrued interest of the Series A Debentures or any part thereof shall be convertible by the holder 45 days or later after the date of its issuance into shares of the Company common stock $.01 par value (`Shares'') at a conversion price for each Share equal to the lower of (a) $.48 or (b) 62.5% of the average of the closing bid price of the Shares for the 5 consecutive trading days prior to the date of conversion. The Series A Debentures shall mature on December 31, 1997 and if not converted prior to maturity shall automatically convert at such time upon the terms set forth above.

2. As a condition precedent to the purchase by Investors of Series A Debentures, the Company shall arrange for its management and or others to acquire $1,000,000 of Shares on or prior to December 22, 1995 and to execute a note prior to such date for the acquisition of $250,000 of additional Shares which note shall mature on or prior to April 30, 1996.
     In the event the foregoing condition is not satisfied, Investors shall have the right but not the obligation to purchase the Series A Debentures. Series B Debentures
     -------------------


3. On or prior to February 10, 1996, Investors shall close on the purchase of $1,500,000 of Series B Debentures. 100% of the principal and accrued interest of the Series B Debentures or any part thereof shall be convertible by the holder 45 days or later after the date of issuance into Shares at a conversion price per Share equal to the lower of (a) $.69 or
     (b) 62.5% of the average of the closing bid price of the Shares for the 5 consecutive trading days prior to the date of conversion. The Series B Debentures shall mature on December 31, 1997 and if not converted prior to maturity shall automatically convert at such time upon the terms set forth above.

4. As a condition precedent to the purchase by Investors of Series B Debentures, the Company shall be required to provide unaudited profit and loss statements under generally accepted accounting principles for the quarter ended January 31, 1996 indicating that the Company had not suffered a loss for such quarter. Such statements shall be provided on or prior to February 10, 1996 and shall be certified by the President and the Chief Financial Officer of the Company. If the foregoing condition is not satisfied, Investors shall have the right, but not the obligation in their sole discretion, to purchase the Series B Debentures.

     Series C Debentures
     -------------------


5. On March 15, 1996, Investors shall close on the purchase of $1,500,000 of Series C Debentures. 100% of the principal and accrued interest of the Series C Debentures or any part thereof shall be convertible by the holder 45 days or later after the date of issuance into Shares at a conversion price per Share equal to the lower of (a) $1.04 or (b) 62.5% of the average of the closing bid price of the Shares for the 5 consecutive trading days prior to the date of conversion. This Series C Debentures shall mature on December 31, 1997 and if not converted prior to maturity shall automatically convert at such time upon the terms set forth above.

6. As a condition precedent to the purchase by Investors of Series C Debentures, the Company shall provide written documentation acceptable to the Investors that the Company has entered into at least 2 contracts with financial institutions for the purchase of the Company's products which sales would generate not less than $2,000,000 in gross revenues with at least $1,000,000 of such revenues to be recognized prior to April 30, 1996 and the remainder in its 1997 fiscal year. If the foregoing condition is not satisfied Investors shall have the right, but not the obligation in their sole discretion, to purchase the Series C Debentures.

     Series D Debentures
     -------------------


7. On or prior to May 15, 1996 Investors shall close on the purchase of $1,750,000 of Series D Debentures. 100% of the principal and accrued interest of the Series D Debentures or any part thereof shall be convertible by the holder 45 days or later after the date of issuance into Shares at a conversion price per Share equal to the lower of (a) $1.38 or
     (b) 62.5% of the average of the closing bid price of the Shares for the 5 consecutive trading days prior to the date of conversion. The Series D Debentures shall mature on December 31, 1997 and if not converted prior to maturity shall automatically convert at such time upon the terms set forth above. Either party must notify the other party by May 1, 1996 of its intention not to fund or accept funding of this transaction.

8. As a condition precedent to the purchase by Investors of Series D Debentures, the Company shall be required to provide the Investors with unaudited profit and loss statements of the Company which indicate that the Company has not suffered a loss for the fiscal year ending April 30, 1996. Such profit and loss statements shall be provided prior to May 15, 1996 and shall be certified by the President and Chief Financial Officer of the Company. If the foregoing condition is not satisfied Investors shall have the right, but not the obligation in their sole discretion, to purchase the Series D Debentures. Notwithstanding the foregoing both the Company and/or the Investors at either's sole discretion shall have the right not to proceed with the purchase and/or sale of the Series D Debentures.

     Documentation
     -------------


9. Prior to December 15, 1995, Company and Investors shall enter into a Subscription Agreement substantially in the form attached hereto as Exhibit A, and upon the closing of the purchase of each Series of Debentures the Company shall execute Debenture(s) substantially in the form attached hereto as Exhibits B, C, D and E.

     Escrow of Shares
     ----------------


10. Within 5 days of execution by the Company of each Debenture, Company shall deliver Irrevocable Treasury Orders for the issuance of Shares (upon conversion of the Debentures) to be held in escrow by Barry B. Globerman, Attorney-at-law, 110 East 59th Street, 23rd Floor, New York, N.Y. 10022 (`Escrow Agent'') under the terms set forth herein. The Treasury Orders for the number of shares to be held in escrow shall be completed by the Escrow Agent upon conversion of each Series of Debentures pursuant to the formulas set forth in the Debentures. Each and every stock certificate issued upon conversion of the Debentures shall be issued without any legend.

     Conversion
     ----------


11. In order to convert a Debenture or any portion thereof, the Investors shall surrender such Debenture to the Escrow Agent accompanied by a written statement designating the principal amount of such Debenture, or portion thereof, to be so converted with a copy to the Company. Escrow Agent shall then deliver the corresponding number of Treasury Orders for the appropriate number of Shares and upon receipt deliver the Shares to Investor pursuant to Investor's written instructions. In the case in which the Debenture is converted in part only, Company shall, upon such conversion, execute and deliver to Investor at the expense of Company, a new Debenture of authorized denominations in principal amount equal to the unconverted portion of such Debenture. If the last day for exercise of the right to convert shall not be a business day, then such right may be exercised on the next succeeding business day. Any Treasury Orders not required for conversion of the Debentures shall be returned to Company.

     Indemnification of Escrow Agent
     -------------------------------

12. Company and Investors shall indemnify and hold free and harmless Escrow Agent from any and all losses, expenses, liabilities and damages (including but not limited to reasonable attorney's fees, and amounts, paid in settlement) resulting from claims asserted against Escrow Agent with respect to the performance of any of the provisions of this Agreement.

     Fees, Expenses and Warrants.
     ---------------------------


13. Upon the closing of the purchase of each Series of Debentures Company shall pay an amount equal to 10% of the purchase price of each Series of Debentures, 5% to Israel Trading Fund (`ITF'') and/or its designees and 5% to Select Capital Advisors, Inc. (`Select'') and/or its designees. The Escrow Agent shall have the right to withhold such amounts from funds deposited with it by Investors and shall remit the net amount to Company.

14. Upon the closing of the purchase of each Series of Debentures, Company shall issue warrants pursuant to Regulation S to non-U.S. affiliates of ITF and Select to purchase one share for each $10 of Debentures purchased, 50% of which shall be issued as directed by ITF and 50% of which shall be issued as directed by Select (`Warrants''). The Warrants shall be exercisable after June 15, 1996 at $.69 per Share and shall be exercisable at any time within 21/2 years of issuance.

     Representations and Warranties of Company
     -----------------------------------------


15.  Company warrants, represents and covenants that:

     a) The principal place of business of Company, the chief executive office and other places of business of Company, the designated agent for service of process on behalf of Company, the books and records relating to the Shares are, and have been during the six-month period prior to the date hereof, located at the address set forth below.

     b) Company will, at its sole cost and expense, perform all acts and execute all documents requested by Investors from time to time to evidence, perfect, maintain or enforce Investor's interest earned herein or otherwise in furtherance of the provisions of the Agreement;

     c)   except for any trade names set forth on the Exhibit    attached
                                                              --
          hereto, Company has not during the five-year period prior to the date hereof been known by or used any trade name, fictitious name or any corporate name other than Company's name as set forth next to its signature below;

     d) the financial statements of Company for the fiscal years ended April 30, 1995, are true and correct and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved. The consolidated balance sheets and the related notes fairly present the financial position of Company as of the respective dates thereof, and the consolidated statements of income and retained earnings and the related notes fairly present the results of the operations of Company for the respective periods indicated. There as been no material adverse change in the condition, financial or otherwise of Company taken as a whole since September 30, 1995;

     e) Company is a corporation duly organized and existing and in good standing under the laws of the State of New York and has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted. Company is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which such qualification is necessary under applicable provisions of law;

     f) there are no actions, suits or proceedings or, to the knowledge of Company, threatened against or affecting Company which may result in any material adverse change in the business, properties or condition of Company;

     g) Company enjoys peaceful and undisturbed possession under all of the leases to which it is a party or under which it is operating. All of such leases are valid and subsisting and none of them is in default;

     h) neither the execution and delivery of this Agreement nor the Debentures, the consummation of the transactions herein or therein contemplated, the fulfillment of the terms hereof or thereof, nor compliance with the terms and provisions hereof or thereof, will conflict with or result in a breach of any of the terms, conditions, or provisions of any corporate restriction or of any agreement or instrument to which Company is now a party or by which is bound, or constitute a default thereunder, or results in the creation or imposition of any lien, charge, security interest, or encumbrance of any nature whatsoever upon any of the property or assets of Company pursuant to the terms of any such agreement or instrument;

     i) Company has filed, or has received extensions of time to file, all tax returns which are required to be filed by any jurisdiction to which Company is or was subject, and has paid or provided for payment of, all taxes as shown on said returns or pursuant to any assessment received by Company and does not know of any proposed assessment of additional taxes or any basis therefor for all taxable years up to and including the taxable year ending April 30, 1995. The Investors realize that the Company presently owes Pounds1,920,000 to the Department of Revenue in the United Kingdom.

     j) upon receipt by Company of payment for the Debentures as provided herein, the Debentures will have been duly authorized, executed, and issued and will constitute valid and legally binding obligations of Company enforceable in accordance with their terms and will be entitled to the benefits provided by this Agreement.

     k) the authorized and outstanding capital stock of Company consists of 200,000,000 shares of common stock, par value $.01 per share, of which 16,740,913 are currently outstanding. All of Company's outstanding common stock has been duly and validly authorized and issued and is fully paid and nonassessable. The Shares to be issued upon conversion of the Debentures or exercise of the Warrants pursuant to this Agreement have been duly and validly authorized and are sufficient in number for the conversion of the entire principal amount of the Debentures and Warrants at the conversion and exercise price, respectively. The Company has 4,832,850 shares issuable under certain existing subscription and other agreements. Company has granted or issued, or agreed to grant options and warrants to acquire 7,598,963 shares of its common stock, excluding warrants issuable pursuant to dilution of `C'' warrants other than the Debentures and Warrants to be issued pursuant to this Agreement. The Company has granted warrants to purchase shares of its common stock in numbers pegged to its stock price through November of 1996. Company holds 0 shares of its common stock in its Treasury;

     l) the common stock of Company is listed on the NASDAQ stock market and has been duly registered with the Securities and Exchange Commission (the `SEC'') in accordance with section 12(g) of the Securities Exchange Act of 1934, as amended (herein called the `Exchange Act''). Said common stock is the only `equity securities'' (as defined in the Exchange Act) of Company required to be registered under Section 12 of the Exchange Act. The Company will undertake to make all filings necessary with all regulatory authorities to list the Shares upon their issuance.

     m) Company represents and warrants that the net proceeds of the sale of the Debenture will be added to the general funds of Company and will be used for working capital and to pay off debt; and

     n) Company is a `Reporting Issuer,'' as defined by Rule 902 of Regulation S under the Act, which has a class of securities registered pursuant to Section 12(b) or 12(g) of the Exchange Act or is required to file reports pursuant to Section 15(d) of the Exchange Act.

     o) Other than the Debentures the only money indebtedness of Company over $500,000 is as listed on Exhibit 150 hereto. Company will not incur any additional indebtedness, except in ordinary course of business without the prior written consent of Investors. The restriction contained in the last sentence expires on the date of conversion of the last closed tranche of the Debentures.

     p) Company shall, on or prior to December 15, 1995, obtain the consent of the Company's officers, directors and 10% stockholders that they will not sell, transfer, pledge or assign any Shares that they own or acquire for a period of 8 months from the date of this Agreement. The Company's officers shall also use all reasonable efforts to obtain a similar consent in connection with the shares owned by the investors represented by D.H. Blair & Co.

     q) Company shall not sell any Shares pursuant to Regulation S for a period of 5 months from the date of the funding of the last tranche funded hereunder, subject to closing of tranches A and B hereunder.

     Representations and Warranties of Investors
     -------------------------------------------


16.  Investors hereby represent and warrant to Company as follows:

     a) Investors have the legal capacity and all necessary authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby;

     b) Investors represent and warrant that they are not `U.S. persons'' as defined by Rule 902 of Regulation S under the Act, that the offer and sale of the Debentures and Shares is not taking place in the United States of America, but rather in an off-shore transaction, and that Investors acknowledge their understanding that the offer and sale of the Shares is intended to be exempt from the registration requirements of the Act by virtue of Regulation S of such Act;

     c) This Agreement has been duly authorized, executed and delivered by Investors and constitutes a legal, valid and binding obligation of Investors, enforceable against Investors in accordance with its terms;

     d) The execution and delivery of this Agreement and the performance of the obligations imposed hereunder will not result in a violation of any order, decree or judgment of any court or governmental agency having jurisdiction over Investors or Investors' properties, will not conflict with, constitute a default under, or result in the breach of, any contract, agreement, or other instrument to which Investors are a party or are otherwise bound and no consent, authorization or order of, or filing or registration with, any court, governmental, or regulatory authority is required in connection with the execution and delivery of this Agreement and any related agreements or the performance by Investors of their obligations hereunder;

     e) There is no litigation or proceeding pending or, to the best knowledge of Investors, threatened, against Investors which would have any effect on the validity or performance of this Agreement;

     f)   Investors:

          i) are aware of the circumstances under which Investors are required to take and hold the Debentures and Shares pursuant to the requirements of the Act, and any applicable state securities or `Blue Sky'' law or laws;
          ii) are aware that the Debentures and Shares have not been registered under the Act and may not be transferred or otherwise disposed of unless they are subsequently registered under the Act or an exemption from such registration is available;
          iii) have been fully informed that an opinion of Company's counsel will be delivered to Company's transfer agent and to Investors opining that the Shares may be transferred or sold by Investors on the forty-first (41st) day from the date of issuance of each Series of Debentures without restriction subject to the Company and Investors meeting all regulatory requirements applicable at such time;
          iv) are aware that neither Company nor Escrow Agent is under any obligation to cause the Shares to be registered under the Act or to comply with any applicable exemption under the Act with respect to the Shares;
          v) have such knowledge and experience in financial and business matters that Investors are capable of evaluating the merits and risks of the purchase of the Debentures and Shares and making an informed investment decision with respect thereto, has evaluated the merits and risks of the purchase of the Debentures and Shares, and is able to bear the economic risk of purchasing the Debentures and Shares and can afford the complete loss of the investment;
          vi) are purchasing the Debentures and Shares for its own account for investment purposes and not with a view to `distribute the Debentures and Shares as that term is defined in the Act; and
          vii) have been provided with any and all written information and materials concerning Company and its business which it has requested.

     g) Neither Company, nor any person acting on behalf of Company, has offered to sell, offered for sale or sold the Debentures and/or Shares to Investors by means of any form of general public solicitation or advertising.

     h) Investors are `accredited investors'' as the term is defined in the Rules and Regulations promulgated under the Act, and are sufficiently sophisticated to make informed and educated investment decisions, including the transaction contemplated hereby.

     i) Investors were not formed for the sole purpose of investing in the Debentures and Shares herein, and have other substantial business and investments.
     j) Investors have received the Company's Report on Form 10KSB for the year ended April 30, 1995, as amended, the Company's Report on Form 10QSB for the quarter ended July 31, 1995, and the Company's Reports on Form 8-K filed since April 30, 1995.

17.  Miscellaneous
     -------------


18.   Amendment and Waivers. This Agreement may be amended or any of its
      ---------------------

     restrictions or provisions may be waived only with the written consent of Investors.

19.   Survival of Covenants, Agreements, Representations and Warranties. All
      -----------------------------------------------------------------

     covenants, agreements, representations, and warranties made herein and in certificates delivered pursuant hereto shall survive the execution and delivery of the Debentures, and shall continue in full force and effect as long as the Debentures are outstanding and unpaid.

20.   Entire Agreement: No Oral Change. This Agreement embodies the entire
      --------------------------------

     agreement and understanding between Company and Investors relating to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought. If any provisions of this Agreement are not consistent with the provisions of any other agreement, then the provisions of this Agreement shall control.

21.   Notices, Requests, Consents, etc. All notices, requests, consents, and
      --------------------------------

     other communications hereunder shall be in writing and shall be delivered, or mailed by registered mail, postage prepaid, addressed: (a) if to Investors, to Investors' address to which this Agreement is addressed, or to such other address as may have been furnished to Company in writing with a copy to Escrow Agent; or (b) if to Company, to its address set forth below or to such other address as may have been furnished to Investors by Company in writing.

22.   Law Governing. This Agreement and the Debentures shall be construed in
      -------------

     accordance with and governed by the laws of the State of New York. The parties hereto hereby consent to the jurisdiction of the state and federal courts of the State and County of New York and the United States of America and agree that any dispute arising hereof shall be litigated in said jurisdiction.

23.   Company Right To Reject Investors' Purchase.  If the average closing bid
      -------------------------------------------

     prices of the Shares for the 5 consecutive trading days prior to the date of purchase of any Series of Debentures by Investors is below $.50 per Share, Company shall have the absolute right not to close on the sale of such Series of Debentures to Investors.

24.   Investors' Obligation To Fund.  Notwithstanding the foregoing Agreement,
      -----------------------------

     the Investors shall have the right in their sole and absolute discretion to determine whether to purchase the Series B, C and D Debentures. In the event the Investors decide not to purchase the Series B or C or D Debentures, neither the Company nor the Investors shall have any further liability one to the other except with respect to the Series A Debentures. However, if the Investors do not close on the purchase of the Series B Debentures, the Company shall not be required to honor the representation in paragraph 15(q).

          IN WITNESS WHEREOF, the parties hereto have signed this Agreement this 15th day of December, 1995.
                              MANAGEMENT TECHNOLOGIES, INC.

                              /s/ Peter Morris
                              By:  Peter Morris

Agreed To and Accepted By:

SELECT CAPITAL ADVISORS, INC.

/s/ Ronald G. Williams
By:  Ronald G. Williams, Pres.



ISRAEL TRADING FUND LTD.

/s/ E. Schlisser